Exhibit 10.12

12/20/08

Good morning, Jamey.

Below is a note memorializing your short-term loan to the Company. Please sign and date as indicated below. Thanks so much for your help!

PROMISSORY NOTE Addendum #1

This note memorializes the extension of the existing Promissory Note to January 31, 2009, continuing the existing terms.

Signed this day, December 20, 2008

/s/ Thomas Morrow	/s/ Jamey Wright
Thomas Morrow, CEO Home School, Inc	Jamey Wright